UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 25, 2005

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-8489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2005, the Dominion Resources, Inc. (Dominion) Security Option Plan (Plan) was amended and restated to freeze participation and benefits in the Plan after December 31, 2004 to comply with new deferred compensation requirements of Section 885 of the American Jobs Creation Act of 2004 and Section 409A of the Internal Revenue Code of 1986, as amended. The Plan will continue to operate in accordance with terms of Plan with respect to amounts deferred and/or vested prior to January 1, 2005.

Item 2.02 Results of Operations and Financial Condition

On January 27, 2005, Dominion issued a press release announcing unaudited earnings for the year ended December 31, 2004. The press release and related preliminary earnings tables are furnished with this Form 8-K as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.
Exhibits
10	Dominion Resources, Inc. Security Option Plan, effective January 1, 2003 and restated and frozen effective December 31, 2004
99	Dominion Resources, Inc. press release dated January 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson Patricia A. Wilkerson Vice President and Corporate Secretary

Date: January 27, 2005